Exhibit 10.5

GUARANTY AND SECURITY AGREEMENT

among

SEQUANS COMMUNICATIONS S.A.
and certain of its Subsidiaries as herein provided,
as Guarantors and as Grantors

and
HUDSON BAY PH XVI LTD.,
as Collateral Agent

dated as of
[___], 2025

Exhibit 10.5
TABLE OF CONTENTS

Exhibit 10.5

Exhibits

Exhibit A	Form Joinder Agreement

Schedules

Schedule 1 Schedule 2	Guarantor and Grantor Notice Information Perfection Information

Exhibit 10.5
GUARANTY AND SECURITY AGREEMENT

This GUARANTY AND SECURITY AGREEMENT, dated as of [___], 2025 (the “Effective Date”) (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by and among (a) Sequans Communications S.A., a société anonyme incorporated in the French Republic (the “Company”), (b) the guarantors listed on the signature pages attached hereto (the “Original Guarantors”) or from time to time party hereto by execution of a joinder agreement (the “Additional Guarantors”, and together with the Original Guarantors, the “Guarantors”, and each a “Guarantor”), (c) the grantors listed on the signature pages attached hereto (the “Original Grantors”) or from time to time party hereto by execution of a joinder agreement (the “Additional Grantors”, and together with the Original Grantors, the “Grantors”, and each, a “Grantor”), in favor of Hudson Bay PH XVI Ltd., a Cayman Islands company, in its capacity as collateral agent pursuant to the Purchase Agreement (as hereinafter defined) and each of the Debentures (as hereinafter defined), as pledgee, assignee, and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).

RECITALS

The Company has in connection with the execution and delivery of this Agreement, entered into that certain Secured Debenture Purchase Agreement, dated as of the Effective Date (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among the Company, each buyer party thereto, and the Collateral Agent pursuant to which, among other things, the Company has sold one or more Debentures (as defined in the Purchase Agreement) to the Persons identified on Schedule I attached to the Purchase Agreement (such persons, individually a “Holder” and, collectively, the “Holders”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement or the Debentures, as applicable.

The Company, each Guarantor and each Grantor will receive substantial direct and indirect benefits from the execution, delivery and performance of the obligations under the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement), and each is, therefore, willing to enter into this Agreement.

This Agreement is given by each Guarantor and each Grantor in favor of the Collateral Agent for the ratable benefit of the Secured Parties (as hereinafter defined) to guarantee the payment and performance of all Debenture Obligations and to secure the payment and performance of all of the Secured Obligations.

It is a condition to the obligations of the Holders to purchase the Debentures under the Purchase Agreement that each Guarantor and each Grantor execute and deliver the applicable Transaction Documents, including this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor, each Guarantor and the Collateral Agent hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.01    Definitions.

Exhibit 10.5
(a)    Unless otherwise defined herein or in the Purchase Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(b)    The following terms shall have the following meanings:

“Additional Grantors” has the meaning set forth in the Preamble hereof.

“Additional Guarantors” has the meaning set forth in the Preamble hereof.

“Agreement” has the meaning set forth in the Preamble hereof.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Bitcoin” has the meaning specified therefor in the Debentures.

“Bitcoin Escrow Account” has the meaning specified therefor in the Debentures.

“Books and Records” means, with respect to the Grantors, all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Cash Collateral Account” has the meaning specified thereof in the Debentures.

“Claims” means any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens, and other claims arising by operation of law against, all or any portion of the Collateral.

“Collateral” has the meaning set forth in Section 3 hereof.

“Collateral Agent” has the meaning set forth in the Preamble hereof.

“Company” has the meaning set forth in the Preamble hereof.

“Debentures” has the meaning ascribed to the term “Secured Convertible Debentures” in the Purchase Agreement.

“Debenture Obligations” has the meaning set forth in Section 2 hereof.

“Event of Default” means any “Event of Default” pursuant to Section 3(a) of the Debentures.

“General Intangibles” means general intangibles (as that term is defined in the UCC).

Exhibit 10.5

“Grantor” has the meaning set forth in the Preamble hereof.

“Guarantors” has the meaning set forth in the Preamble hereof.

“Guaranty” means the guaranty of the Debenture Obligations set forth in Section 2 hereof.

“Holder” and “Holders” each has the meaning set forth in the first Recital hereof.

“Issuer Party(ies)” means the Company and each Guarantor and Grantor.

“Joinder Agreement” means an agreement substantially in the form of Exhibit A hereto.

“Laws” means, collectively, all international, foreign, federal, state, and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Entity charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Entity, in each case whether or not having the force of Law.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), hypothec, charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) whether arising by contract, as a matter of law, by judicial process or otherwise.

“Original Grantors” has the meaning set forth in the Preamble hereof.

“Original Guarantors” has the meaning set forth in the Preamble hereof.

“Permitted Liens” means (a) Liens granted or existing under applicable law in favor of the custodian of the Bitcoin Escrow Account, or the depository bank maintaining the Cash Collateral Account, arising under applicable Law, (b) any Liens arising under the agreement governing the Bitcoin Escrow Account, by and between the custodian, the Company and the other parties signatory thereto and (c) any Liens arising under the agreement governing the Cash Collateral Account, by and between the Cash Collateral Bank, the Company and the other parties signatory thereto.

“Purchase Agreement” has the meaning set forth in the first Recital hereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.

“Secured Obligations” means (i) all obligations of the Company and the other Issuer Parties from time to time arising under the Purchase Agreement, each Debenture or any other Transaction Document with respect to the due and prompt payment of (A) the principal of and premium,

Exhibit 10.5
if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding (“Postpetition Interest”)) on the outstanding obligations under the Debentures, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (B) all other obligations and liabilities, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company and the other Issuer Parties under or in respect of any Transaction Document, and (ii) the due and prompt performance of all other covenants, duties, debts, obligations and liabilities of any kind of the Company and the other Issuer Parties, individually or collectively, under or in respect of the Purchase Agreement, this Agreement, the other Transaction Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise.

“Secured Parties” means, collectively, the Collateral Agent and the Holders.

“Transaction Documents” shall mean any “Transaction Document” as defined in the Purchase Agreement or any Debenture.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“URL” means “uniform resource locator”, an internet web address.

Section 1.02    Interpretation. All references in this Agreement to Sections are references to Sections of this Agreement unless otherwise specified.

Section 1.03    Resolution of Drafting Ambiguities. Each Guarantor and each Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement, that it and its counsel reviewed and participated in the preparation and negotiation of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation of this Agreement.

Section 1.04    Schedules. The Collateral Agent, each Guarantor and each Grantor and each Secured Party agree that the Schedules hereof and all amendments and supplements thereto are and shall at all times remain a part of this Agreement.

Exhibit 10.5

ARTICLE II
GUARANTY OBLIGATIONS
1.
Section 2.01    Guaranty. Each Guarantor hereby jointly and severally, absolutely, unconditionally, and irrevocably guarantees to the Collateral Agent, for the ratable benefit of the Holders, as primary obligor and not merely as surety, all of the following when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise:

(a)    the principal of and premium, if any, and interest at the rate specified in each Debenture (including interest accruing during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding (“Post-Petition Interest”)) on the outstanding obligations under each such Debenture (including any reimbursement obligation for disbursements and interest, when and as due, whether at scheduled maturity or the date set for prepayment, by acceleration or otherwise;

(b)    all other monetary obligations of the Company to the Secured Parties under the Transaction Documents, when and as due, including fees, costs, expenses (including, without limitation, fees and expenses of counsel incurred by the Collateral Agent and or any other Secured Party in enforcing any rights under this Agreement or any other Transaction Document), contract causes of action and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding);

(c)    The due and prompt performance of all covenants, agreements, obligations, and liabilities of the Company under or in respect of the Transaction Documents;

(d)    The due and prompt payment and performance of all covenants, agreements, obligations, and liabilities of each other Issuer Party under or in respect of this Agreement and the other Transaction Documents or any other document made, delivered or giving in connection with any of the foregoing; and

(e)    The due and prompt payment and performance of all other Secured Obligations.

The foregoing, whether now or hereafter existing, collectively, the “Debenture Obligations”.

This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Debenture Obligations and is not limited to their collectability only and is in no way conditioned upon any requirement that the Collateral Agent or any Secured Party first attempt to collect or require the performance of any of the Debenture Obligations from the Company or resort to any security or other means of obtaining their payment. Should the Company default in the payment or performance of any of the Debenture Obligations, the obligations of the Guarantors hereunder shall become immediately due and payable to the Collateral Agent, for the benefit of the Secured Parties, without demand or notice of any nature, all of which are expressly waived by the Guarantor. The obligations of each Guarantor hereunder are independent of the obligations of the other Issuer Parties hereunder, the Issuer Parties under the other Transaction Documents and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Issuer Parties under the other Transaction Documents and a separate action or actions may be brought and prosecuted against such

Exhibit 10.5
Guarantor whether or not any action is brought against the applicable Issuer Party or any of such other guarantors and whether or not the applicable Issuer Party is joined in any such action or actions.

Payment by any Guarantor of a portion, but not all, of the Debenture Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Debenture Obligations which has not been paid. Without limiting the generality of the foregoing, if the Secured Party is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Debenture Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Debenture Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Debenture Obligations.

The Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of principal or interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Debenture Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Debenture Obligations and take and hold security for the payment of this guaranty or the Debenture Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Debenture Obligations, any other guaranties of the Debenture Obligations, or any other obligation of any person (including any other Guarantor) with respect to the Debenture Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect of this guaranty or the Debenture Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent with the Transaction Documents and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Issuer Party or any security for the Debenture Obligations; and (vi) exercise any other rights available to it under the Transaction Documents.

This guaranty and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Transaction Documents at law, in equity or otherwise) with respect to the Debenture Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Debenture Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to or departure from, any of the terms or provisions (including provisions relating to events of default) of any of the Transaction Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Debenture Obligations, in each case whether or not in accordance with the terms of such Transaction Document or any agreement or instrument executed pursuant thereto or any agreement relating to such other guaranty or security; (iii) the Debenture Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Transaction Documents or from the proceeds of any security for the Debenture Obligations, except to the

Exhibit 10.5
extent such security also serves as collateral for indebtedness other than the Debenture Obligations) to the payment of indebtedness other than the Debenture Obligations, even though the Secured Party might have elected to apply such payment to any part or all of the Debenture Obligations; (v) the Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of any Issuer Party or any of their respective subsidiaries and to any corresponding restructuring of the Debenture Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Debenture Obligations; (vii) any defenses, set-offs or counterclaims which any Issuer Party may allege or assert against the Secured Party in respect of the Debenture Obligations, including failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Debenture Obligations.

Notwithstanding anything contained in this Section 2 to the contrary, the obligations of each Guarantor hereunder at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this Agreement not constituting a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law, or any other Debtor Relief Law to the extent applicable to this Agreement and the obligations of each Guarantor hereunder.

Section 2.02    Limited Guaranty. The liability of each Guarantor hereunder shall be limited to the amount of the Debenture Obligations due to the Collateral Agent and the other Secured Parties. Each Guarantor agrees that all or part of the Debenture Obligations may be increased, extended, substituted, amended, renewed, or otherwise modified without notice to or consent from such Guarantor and such actions shall not affect the liability of such Guarantor hereunder. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Debenture Obligations and would be owed by any other Issuer Party to the Collateral Agent and the Secured Parties under or in respect of the Transaction Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving such other Issuer Party.

Section 2.03    Unenforceability of Debenture Obligations Against Company. If for any reason the Company or any other Guarantor is under no legal obligation to discharge or perform any of the Debenture Obligations, or if any of the Debenture Obligations have become irrecoverable from the Company or any other Guarantor by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantors to the same extent as if the Guarantors at all times had been the principal obligors on all such Debenture Obligations. In the event that acceleration of the time for payment of the Debenture Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company or any Guarantor, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Debenture Obligation shall be immediately due and payable by the Guarantors.

Section 2.04    Subrogation; Subordination. To the extent permitted by Applicable Law, until the irrevocable payment and performance in full in cash of all Debenture Obligations, the Guarantors shall not exercise any rights against the Company or any other Guarantor arising as a result of payment by the Guarantors hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Collateral Agent or the Secured Parties in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantors will not claim any set‑off or counterclaim against the Company or any other Guarantor in respect of any liability of the Guarantors to the Company; and the Guarantors waive any benefit of and any right to participate in any collateral that may be held by the Collateral Agent. The payment of

Exhibit 10.5
any amounts due with respect to any indebtedness of the Company now or hereafter held by any Guarantor is hereby subordinated to the prior irrevocable payment in full in cash of the Debenture Obligations. Each Guarantor agrees that after the occurrence of any default in the payment or performance of the Debenture Obligations, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Company or any other Guarantor to such Guarantor until the Debenture Obligations shall have been irrevocably paid or performed in cash in full. If, notwithstanding the foregoing sentence, a Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Collateral Agent and the Secured Parties and be paid over to the Collateral Agent on account of the Debenture Obligations without affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

Section 2.05    Joinder of Additional Guarantors. The Guarantors shall cause each Subsidiary of the Company which, from time to time, after the date hereof shall be required to guarantee the Debenture Obligations in favor of the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the provisions of the Purchase Agreement and the Debentures, to execute and deliver to the Collateral Agent a Joinder Agreement within 30 days of the date on which it became subject to such requirement and, upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” for all purposes hereunder with the same force and effect as if originally named as a Guarantor herein. Upon the execution and delivery by any Subsidiary of a Joinder Agreement, the supplemental schedules attached to such Joinder Agreement shall be incorporated into and become part of and supplement the Schedules to this Agreement and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Joinder Agreement and from time to time. The execution and delivery of such Joinder Agreement shall not require the consent of any Guarantor or any Grantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

Section 2.06    Reinstatement. Each Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Debenture Obligation is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy, or reorganization of the Issuer or any other Issuer Party or otherwise.

ARTICLE III
GRANT OF SECURITY INTEREST

Section 3.01    Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Grantor hereby pledges and assigns to the Collateral Agent for the ratable benefit of the Secured Parties, and grants to the Collateral Agent for the ratable benefit of the Secured Parties a Lien on and security interest in and to, all of the right, title and interest of such Grantor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time, in each case, whether now owned by such Grantor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (collectively, the “Collateral”):

(a)    Each Bitcoin Escrow Account whether now owned or hereafter established or acquired, and any and all Bitcoin, money and other property from time to time deposited therein, including, without limitation, any such account as it may have been renumbered or retitled, any and all proceeds thereof (including without limitation all interest and other sums paid thereon), and any and all General Intangibles and causes in action arising therefrom or related thereto;

Exhibit 10.5
(b)    Each Cash Collateral Account whether now owned or hereafter established or acquired, and any and all money and other property from time to time deposited therein, including, without limitation, any such account as it may have been renumbered or retitled, any and all proceeds thereof (including without limitation all interest and other sums paid thereon), and any and all General Intangibles and causes in action arising therefrom or related thereto;

(c)    all certificates, notes and instruments, if any, representing such Bitcoin Escrow Accounts and Cash Collateral Accounts on the Books and Records of each such Grantor and all amounts in such Bitcoin Escrow Accounts and Cash Collateral Accounts, payments, fees or expenses, and other proceeds from time to time received, receivable or otherwise distributed in respect of any or all of such Bitcoin Escrow Accounts and Cash Collateral Accounts;

(d)    all of such Grantor’s Books and Records relating to the Collateral;

(e)    all of the Proceeds, products, offspring, profits, substitutions and replacements of, and all rights and privileges of each such Grantor with respect to, the Collateral, whether tangible or intangible, of any of the foregoing, including money and Bitcoin.

Further, no Grantor shall be required to perfect the Liens granted by this Agreement other than by, (a) authorizing or making filings pursuant to the UCC, (b) entering into a control agreement with respect to the Bitcoin Escrow Account holding Collateral acquired on or after the Issuance Date to the extent required by Section 4.01(b)(i), or (c) entering into a deposit account control agreement with respect to the Cash Collateral Account holding Collateral acquired on or after the Issuance Date to the extent required by Section 4.01(b)(ii).

Section 3.02    Security for Secured Obligations. The Liens created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Collateral Agent, the Secured Parties or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an insolvency proceeding involving any Grantor due to the existence of such insolvency proceeding. Further, the Liens created hereby encumbers each Grantor’s right, title, and interest in all Collateral, whether now owned by such Grantor or hereafter acquired, obtained, developed, or created by such Grantor and wherever located.

ARTICLE IV
COVENANTS; FURTHER ASSURANCES; COLLATERAL RELEASE

Section 4.01    Covenants. Each Grantor, jointly and severally, covenants and agrees with Collateral Agent that from and after the Issuance Date and until the date of termination of this Agreement in accordance with the terms hereof:

(a)    Transfers and Other Liens. Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as permitted by the Debenture, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Liens or as permitted by the Debenture. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Collateral Agent’s consent to any sale or other disposition of any of

Exhibit 10.5
the Collateral except as expressly permitted in this Agreement or the other Transaction Documents.

(b)    Account Control Agreement. Each Grantor shall deliver to the Collateral Agent within the time periods specified by the Debentures:

(i)    a fully executed blocked control agreement in form and substance reasonably satisfactory to the Collateral Agent, providing, except as otherwise permitted by Section 19 of the Debentures, the Collateral Agent with exclusive control pursuant to which the custodian would not accept instructions from an Issuer Party, with respect to the Bitcoin Escrow Account which shall be maintained pursuant to the terms of the Debentures. Such control agreement shall be effective to establish “control” under the UCC, to the extent applicable, pursuant to which it shall agree to comply with the Collateral Agent’s “entitlement orders” without further consent by such Grantor; and

(ii)    a fully executed blocked control agreement in form and substance reasonably satisfactory to the Collateral Agent, providing, except as otherwise permitted by Section 19 of the Debentures, the Collateral Agent with exclusive control pursuant to which the deposit bank would not accept instructions from an Issuer Party, with respect to the Cash Collateral Account which shall be maintained pursuant to the terms of the Debentures. Such control agreement shall be effective to establish “control” under the UCC, to the extent applicable, pursuant to which it shall agree to comply with the Collateral Agent’s “instructions” without further consent by such Grantor.
Unless an Event of Default has occurred and is continuing, the Collateral Agent shall not issue any instructions or other orders in respect of the Bitcoin Escrow Account or the Cash Collateral Account other than pursuant to the written instructions of a Grantor or as required by the Debentures. The Collateral Agent hereby agrees to be bound by the terms and undertakings of the Collateral Agent or to which Collateral Agent is subject under Section 19 of the Debentures all with the same course and effect as if the Collateral Agent were a signatory to the Debentures.

(c)    Name, Etc. If any Grantor changes its name, jurisdiction of organization or organizational identity it shall give prompt written notice (but no later than five (5) days thereafter) thereof to Collateral Agent of such change.

Section 4.02    Further Assurances.

(a)    Subject to the last paragraph of Article III each Grantor agrees that from time to time, at its own expense, such Grantor will use commercially reasonable efforts to promptly execute and deliver all further instruments and documents, and will use commercially reasonable efforts to take all further action, that is necessary in order to perfect and protect the Liens granted hereby, to create, perfect or protect the Liens purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b)    Subject to the last paragraph of Article III hereof each Grantor authorizes the filing by Collateral Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Collateral Agent such other instruments or notices, as Collateral Agent may reasonably request, in order to perfect

Exhibit 10.5
and preserve the Liens granted or purported to be granted hereby and such Grantor shall pay all recording costs, recording and filing taxes, intangible taxes and other fees and costs (including reasonable attorneys’ fees and expenses) incurred by any Secured Party in connection therewith.

(c)    Each Grantor authorizes Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as described in Article III, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance.

(d)    Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

Section 4.03    Joinder of Additional Grantors. The Grantors shall cause each Subsidiary of the Company which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the provisions of the Purchase Agreement and the Debentures, to execute and deliver to the Collateral Agent a Joinder Agreement within 30 days of the date on which it became subject to such requirement and, upon such execution and delivery, such Subsidiary shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein. Upon the execution and delivery by any Subsidiary of a Joinder Agreement, the supplemental schedules attached to such Joinder Agreement shall be incorporated into and become part of and supplement the Schedules to this Agreement and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Joinder Agreement and from time to time. The execution and delivery of such Joinder Agreement shall not require the consent of any Grantor or any Guarantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS
2.
Each Grantor represents, warrants and covenants as follows (as used herein, each reference to “Grantor” in this Article V refers to such Person in its capacity as a Grantor or as a Guarantor under this Agreement):

Section 5.01    Purchase Agreement Representations.

(a)    Purchase Agreement Representations. Each Grantor makes the representations and warranties set forth in Section 3 of the Purchase Agreement as they relate to the Grantors or to the Transaction Documents to which any Grantor is a party, each of which is hereby incorporated herein by reference, and the Collateral Agent and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 5.01, be deemed to be a reference to the Grantors’ knowledge.

Exhibit 10.5
(b)    Existence. Each Grantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect and (iii) is in compliance with all applicable Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. No Grantor is a Transmitting Utility.

(c)    Power and Authorization. Each Grantor has the power and authority, and the legal right, to own or lease and operate its property, and to carry on the business as now conducted and as proposed to be conducted, and to execute, deliver and perform the Transaction Documents to which it is a party. Each Grantor has taken all necessary organizational action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Entity or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Transaction Documents, except the filing of financing statements under the UCC. Each Transaction Document has been duly executed and delivered by each Grantor thereto.

(d)    Enforceability. This Agreement constitutes, and each other Transaction Document when delivered hereunder will constitute, a legal, valid and binding obligation of each Grantor thereto, enforceable against each such Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e)    No Contravention. The execution, delivery and performance of this Agreement and the other Transaction Documents will not violate any Applicable Law or any Contractual Obligation of any Grantor and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or assets pursuant to any Applicable Law or any such Contractual Obligation (other than Permitted Liens or Liens created by the Transaction Documents). No Applicable Law or Contractual Obligation applicable to the Grantors could reasonably be expected to have a Material Adverse Effect.

(f)    No Litigation. No action, suit, litigation, investigation or proceeding of or before any arbitrator or Governmental Entity is pending or, to the knowledge of any Grantor, threatened by or against any Grantor or against any of its property or assets (i) with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby, or (ii) that could reasonably be expected to have a Material Adverse Effect.

Section 5.02    Ownership of Property and No Other Liens. Each Grantor has good title to all its Collateral, and none of such property is subject to any Lien, claim, option or right of others, other than Permitted Liens and the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties and Liens as permitted by Section 4(c) of any Debenture. No Person other than the Collateral Agent has control or possession of all or any part of the Collateral, except as permitted by the Purchase Agreement.

Exhibit 10.5

Section 5.03    Perfected First Priority Security Interest. This Agreement is effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral.

Section 5.04    Changes in Name, Jurisdiction of Organization, Etc. On the date hereof, such Grantor’s type of organization, jurisdiction of organization, legal name, Federal Taxpayer Identification Number, organizational identification number (if any) and chief executive office or principal place of business are indicated next to its name in Schedule 2 hereof. Schedule 2 also lists all of such Grantor’s jurisdictions and types of organization, legal names and locations of chief executive office or principal place of business at any time during the four months preceding the date hereof, if different from those referred to in the preceding sentence.

Such Grantor shall not, except with prompt written notice (but in any event within 5 days), or such greater notice period agreed to by the Collateral Agent, to the Collateral Agent and the Required Holders, and delivery to the Collateral Agent and the Required Holders of all additional financing statements, information and other documents reasonably requested by the Collateral Agent or the Required Holders to maintain the validity, perfection and priority of the security interests provided for herein:

(a)    change its legal name, identity, type of organization or corporate structure;

(b)    change the location of its chief executive office or its principal place of business;

(c)    change its Federal Taxpayer Identification Number or organizational identification number (if any);

(d)    dissolve or otherwise fail to maintain its corporate existence, or merge with, or otherwise reorganize, consolidate with, or dissolve into, any other Person unless the surviving Person is a Guarantor and Grantor; or

(e)    change its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

Such Grantor shall, prior to any change described in the preceding sentence, take all actions reasonably requested by the Collateral Agent or the Required Holders to maintain the perfection and priority of the security interest of the Collateral Agent for the ratable benefit of the Secured Parties in the Collateral intended to be granted hereunder.

Section 5.05    Collateral Representations.
(a)    Each Grantor is the sole entitlement holder of each of its Bitcoin Escrow Accounts, and each such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Bitcoin Escrow Account or Bitcoin, securities or other property credited thereto.

(b)    Each Grantor is the sole account holder of each of its Cash Collateral Accounts and each such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto and the applicable depository institution) having “control” (within the meaning of Section 9-104 of the UCC) over, or any other

Exhibit 10.5
interest in, any such Cash Collateral Account or any money or other property deposited therein

(c)    Except for the security interests granted hereunder, such Grantor is and will continue to be the direct owner, beneficially and of record, of the Collateral, will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, or grant any option with respect to, the Collateral, other than Permitted Liens or Liens created by this Agreement, and will defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens or the Liens permitted under this Agreement), however arising, of all persons whomsoever.

ARTICLE VI
[RESERVED]

ARTICLE VII
[RESERVED]

ARTICLE VIII
[RESERVED]

ARTICLE IX
REMEDIES

Section 9.01    Remedies.

(a)    If any Event of Default shall have occurred and be continuing:

(i)    Collateral Agent, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Transaction Documents (including, without limitation, the right to give instructions or a notice of sole control under a control agreement), or otherwise available to it, all the rights and remedies of a secured party on default under the UCC or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that upon the occurrence and during the continuation of an Event of Default, Collateral Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC or any other applicable law), may give notice and take sole possession and control of all amounts on deposit in the Bitcoin Escrow Account or the Cash Collateral Account pursuant to the applicable control agreement and without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Collateral Agent may deem commercially reasonable. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notification of sale having been given. Collateral Agent may adjourn any public sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made

Exhibit 10.5
at the time and place to which it was so adjourned. Each Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC.

(ii)    Any cash held by Collateral Agent as Collateral and all cash Proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in accordance with the Debentures. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full (other than inchoate contingent obligations), each Grantor shall remain jointly and severally liable for any such deficiency.

Section 9.02    No Waiver and Cumulative Remedies. No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Section 9.03    Application of Proceeds; Deficiency. Upon the exercise by the Collateral Agent of its remedies hereunder, any proceeds received by the Collateral Agent in respect of any realization upon any Collateral or upon payment under the Guaranty hereunder shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, as follows: (i) first, to the payment of all fees, costs, expenses and indemnities due and owing to the Collateral Agent under this Agreement or any other Transaction Document, and any other Debenture Obligations owing to the Collateral Agent in respect of sums advanced by the Collateral Agent to preserve and protect the Collateral or to preserve or protect its security interest in the Collateral, until paid in full; (ii) second, to the payment of all fees, costs, expenses and indemnities due and owing to the Holders in respect of the obligations outstanding, pro rata based on each Holders pro rata share thereof, until paid in full; (iii) third, to the payment of all accrued and unpaid interest and payment premiums due and owing to the Holders in respect of all outstanding Debenture Obligations, pro rata based on each Holders pro rata share thereof, until paid in full; (iv) fourth, to the payment of all principal under the Debentures due and owing, pro rata based on each Holder’s pro rata share thereof, until paid in full; (v) fifth, to the payment of all other Debenture Obligations and Secured Obligations owing to each Holder under the Transaction Documents, pro based on each Holder’s pro rata share thereof; and (vi) sixth, to the Company or as any applicable Governmental Entity may direct. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Collateral Agent to collect such deficiency.

ARTICLE X
MISCELLANEOUS

Section 10.01    Concerning Collateral Agent.

(a)    Appointment. The Collateral Agent has been appointed as collateral agent in the Purchase Agreement and shall act in accordance with the terms of the Purchase Agreement. The Collateral Agent may exercise or refrain from exercising any rights (including making demands and giving notices) and take or refrain from taking any action (including the release or substitution of the Collateral), in accordance with this

Exhibit 10.5
Agreement and, if applicable, the Purchase Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Purchase Agreement. On the acceptance of appointment as the successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(b)    Duty of care. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with its own property consisting of similar instruments or interests. Neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action whatsoever with regard to any Collateral or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

(c)    Reliance. The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder.

(d)    Conflict. If any item of Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other document in respect of such collateral, the provisions of this Agreement shall control unless the other deed of trust, mortgage, security agreement, pledge or instrument expressly states otherwise. In the event of any conflict between the provisions hereof and the provisions of Section 19 of the Debentures, the provisions of Section 19 of the Debentures shall control.

Section 10.02    Performance By Collateral Agent. If any Grantor shall fail to perform any covenants contained in this Agreement after giving effect to all applicable grace periods (including covenants to pay insurance, taxes and claims arising by operation of law in respect of the Collateral and to pay or perform any Grantor obligations under any Collateral) or if any representation or warranty on the part of any Grantor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) during the existence of an Event of Default do the same or cause it to be done or remedy any such breach, and may make payments for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby and which such Grantor does not contest in accordance with the provisions of the Purchase Agreement. Any and all amounts so paid by the Collateral Agent shall be reimbursed by the Grantors in accordance with the provisions of Section 10.08. Neither the provisions of this Section 10.02 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 10.02 shall prevent any such failure to observe any covenant

Exhibit 10.5
contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

Section 10.03    Power of Attorney. Each Grantor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, or otherwise, from time to time during the existence of a Default or an Event of Default in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Purchase Agreement and the other Transaction Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and neither the Collateral Agent nor any Secured Party shall have any liability to such Grantor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

Section 10.04    Continuing Security Interest and Assignment. This Agreement shall create a continuing Guaranty of the Debenture Obligations and a continuing security interest in the Collateral and shall (a) be binding upon the Guarantors and the Grantors, their respective successors and assigns and (b) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective permitted successors, transferees and assigns and their respective officers, directors, employees, affiliates, agents, advisors and controlling Persons; provided that, no Guarantor nor any Grantor shall assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and any attempted assignment or transfer without such consent shall be null and void. Without limiting the generality of the foregoing, any Secured Party may, in accordance with the provisions of the Purchase Agreement and the Debentures, assign or otherwise transfer all or any portion of its rights and obligations under the Purchase Agreement and the Debentures to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon payment in full of the Secured Obligations (other than inchoate contingent obligations) in accordance with the provisions of the Debentures, the Lien granted hereby shall automatically terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. The Collateral Agent (and each other holder of Secured Obligations by accepting the benefits of the Collateral) hereby irrevocably agrees that the Collateral Agent may release the Liens in the Collateral in accordance with the terms of the Debentures. At such time, upon receipt of the documents required pursuant to the Debentures, Collateral Agent will authorize the filing of appropriate termination statements to terminate such Liens and will otherwise execute such agreements, documents, notices and instruments as may be reasonably requested by the Company and notices to any securities intermediaries, depository banks or escrow agents a party to any control or escrow agreement relating to the Collateral. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Debentures any other Transaction Document, or any other instrument or document executed and delivered by any Grantor to Collateral Agent nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Collateral Agent, nor any other act of the Secured Parties, or any of them, shall release any Grantor from any obligation, except a release or discharge executed in writing by Collateral Agent in accordance with the provisions of the Debentures. Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Collateral Agent and then only to the extent therein set forth. A waiver by Collateral Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Collateral Agent would otherwise have had on any other occasion. Notwithstanding the foregoing, the Liens granted to the Collateral Agent by the Grantors on any

Exhibit 10.5
Collateral shall be automatically released to enable the sale or other disposition of such property or assets expressly permitted by the Debentures.

Section 10.05    [Reserved].

Section 10.06    Modification in Writing. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by any Guarantor or any Grantor therefrom shall be effective, except by a written instrument signed by the Collateral Agent, upon the written direction of the Required Holders, the Guarantors and Grantors, in accordance with the terms of the Purchase Agreement. Any amendment, modification or supplement of any provision hereof, any waiver of any provision hereof and any consent to any departure by any Guarantor or any Grantor from the terms of any provision hereof, in each case, shall be effective only in the specific instance and for the specific purpose for which made or given. This Agreement shall be construed as a separate agreement with respect to each Guarantor and each Grantor and may be amended, modified, supplemented, terminated or waived with respect to any Guarantor or any Grantor without the approval of any other Guarantor or any other Grantor and without affecting the obligations of any other Guarantor or any other Grantor hereunder.

Section 10.07    Notices. Unless otherwise provided herein, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Purchase Agreement, and, as to any Guarantor or any Grantor, addressed to it at the address of such Guarantor or such Grantor set forth in Schedule 1 hereof and as to the Collateral Agent, addressed to it at the address set forth in the Purchase Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party.

Section 10.08    Indemnity and Expenses. As used in this Section 10.08, each reference to “Grantor” shall be understood to refer to each “Guarantor” as well as each “Grantor”:

(a)    Each Grantor hereby agrees to indemnify and hold harmless the Collateral Agent (and any sub-agent thereof), each other Secured Party and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, claims and related expenses (including the fees and expenses of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees, expenses and time charges for attorneys who are employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Grantor or any other Issuer Party) other than such Indemnitee and its Related Parties arising out of, in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Debenture Obligations or any Secured Obligations to be the legal, valid, and binding obligations of any Issuer Party enforceable against such Issuer Party in accordance with their terms, whether brought by a third party or by such Grantor or any other Issuer Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) resulted from the gross negligence or willful misconduct of such Indemnitee, or (ii) result from a claim not involving an act or omission of any Issuer Party or any of its subsidiaries and that is brought by an Indemnitee against another Indemnitee (other than against the Collateral Agent in its capacity as such).

Exhibit 10.5
(b)    To the fullest extent permitted by applicable law, each Grantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or the use of proceeds thereof. No Indemnitee shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby by unintended recipients.

(c)    Each Grantor agrees to pay or reimburse the Collateral Agent for all its costs and expenses incurred in collecting against such Grantor its Debenture Obligations and in its Secured Obligations or otherwise protecting, enforcing or preserving any rights or remedies under this Agreement and the other Transaction Documents to which such Grantor is a party, including the fees and other charges of counsel (including the allocated fees and expenses of internal counsel) to the Collateral Agent.

(d)    All amounts due under this Section 10.08 shall be payable promptly (and in any event within five Business Days) after demand therefor, shall constitute Secured Obligations and shall bear interest until paid at a rate the Default Rate (as defined in the Debentures).

(e)    Without prejudice to the survival of any other agreement of any Grantor under this Agreement or any other Transaction Documents, the agreements and obligations of each Grantor contained in this Section 10.08 shall survive termination of the Transaction Documents and payment in full of the Secured Obligations and all other amounts payable under this Agreement.

Section 10.09    Governing Law, Consent to Jurisdiction and Waiver of Jury Trial. This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Laws of the State of New York), including all matters of construction, validity and performance. The other provisions of Section 10(b) and 10(c) of the Purchase Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

Section 10.10    Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 10.11    Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Transaction Documents, and any separate letter agreements with respect to fees payable to the Collateral Agent, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Except as provided in Section 6 and 7 of the Purchase Agreement as of the Initial Close, this Agreement shall become effective when it shall have been executed by the Collateral Agent and

Exhibit 10.5
when the Collateral Agent shall have received counterparts hereof signed by each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of similar import in this Agreement shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. Tech. §§ 301 to 309).

Section 10.12    No Release. Nothing set forth in this Agreement or any other Transaction Document, nor the exercise by the Collateral Agent or the Required Holders of any of the rights or remedies hereunder, shall relieve any Guarantor or any Grantor from the performance of any term, covenant, condition or agreement on such Guarantor’s or such Grantor’s part to be performed or observed in respect of the Guarantor or any of the Collateral or from any liability to any Person in respect of the Guarantor or any of the Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Guarantor’s or any Grantor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Guarantor or such Grantor contained in this Agreement, the Purchase Agreement or the other Transaction Documents, or in respect of the Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral. The obligations of each Grantor contained in this Section 10.12 shall survive the termination hereof and the discharge of such Grantor’s other obligations under this Agreement, the Purchase Agreement and the other Transaction Documents.

Section 10.13    Obligations Absolute. Each Guarantor and each Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of:

(a)    any illegality or lack of validity or enforceability of any Debenture Obligations or Secured Obligation or any Transaction Document or any related agreement or instrument;

(b)    any change in the time, place or manner of payment of, or in any other term of, the Debenture Obligations or the Secured Obligations or any other obligation of any Issuer Party under any Transaction Document, or any rescission, waiver, amendment or other modification of any Transaction Document or any other agreement, including any increase in the Debenture Obligations or the Secured Obligations resulting from any extension of additional credit or otherwise;

Exhibit 10.5
(c)    any taking, exchange, substitution, release, impairment or non-perfection of any Collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Debenture Obligations or the Secured Obligations;

(d)    any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e)    any default, failure or delay, willful or otherwise, in the performance of the Debenture Obligations or the Secured Obligations;

(f)    any change, restructuring or termination of the corporate structure, ownership or existence of any Issuer Party or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any Debenture Obligations or any Secured Obligations;

(g)    any failure of any Secured Party to disclose to any Issuer Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Issuer Party now or hereafter known to such Secured Party; each Guarantor and each Grantor waiving any duty of the Secured Parties to disclose such information;

(h)    the failure of any other Person to execute or deliver this Agreement, any Joinder Agreement or any other agreement or the release or reduction of liability of any Guarantor or any Grantor or other guarantor or grantor or surety with respect to the Debenture Obligations or he Secured Obligations;

(i)    the failure of any Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Transaction Document or otherwise;

(j)    any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Company against any Secured Party;

(k)    any other circumstance (including, without limitation, any statute of limitations) or manner of administering the financing arrangements or any existence of or reliance on any representation by any Secured Party that might vary the risk of any Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Issuer Party or any other guarantor or surety;

(l)    any right to require the Secured Party, as a condition of payment or performance by any Guarantor, to (i) proceed against any Issuer Party, any other guarantor (including any other Guarantor) of the Debenture Obligations or any other person, (ii) proceed against or exhaust any security held from any Issuer Party, any such other guarantor or any other person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Secured Party in favor of any Issuer Party, any such other guarantor or any other person, or (iv) pursue any other remedy in the power of the Secured Party whatsoever;

(m)    any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Issuer Party including any defense based on or arising out of the lack of validity or the unenforceability of the Debenture Obligations or any agreement or

Exhibit 10.5
instrument relating thereto or by reason of the cessation of the liability of any Issuer Party from any cause other than payment in full of the Debenture Obligations;

(n)    any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(o)    any defense based upon the Secured Party’s errors or omissions in the administration of the Debenture Obligations, except behavior which amounts to gross negligence, bad faith or willful misconduct;

(p)    (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(q)    notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Agreement, notices of default under the Transaction Documents or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Debenture Obligations or any agreement related thereto, notices of any extension of credit to any Issuer Party and notices of any of the matters referred to in Article 2 and any right to consent to any thereof;

(r)    any defenses (other than the defense of payment or release in accordance with the Transaction Documents) or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement;

(s)    any defense based upon the Secured Party’s failure to mitigate damages, except behavior which amounts to gross negligence, bad faith or willful misconduct; and

(t)    all rights to insist upon, plead or in any manner claim or take the benefit or advantage of any appraisal, valuation, stay, extension, marshaling of assets, redemption or similar law, or exemption, whether now or hereafter in force, which may delay, prevent or otherwise affect the performance by any Guarantor of its obligations under, or the enforcement by the Secured Party of, this Agreement.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.5
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY, GUARANTOR and GRANTOR SEQUANS COMMUNICATIONS S.A.
By:_____________________________ Name: Title:

Exhibit 10.5
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GUARANTOR AND GRANTOR BITQUANS HOLDINGS LLC By: SEQUANS COMMUNICATIONS S.A. Its: Sole Member
By:_____________________________ Name: Title:

Exhibit 10.5
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

HUDSON BAY PH XVI LTD., in its capacity as Collateral Agent

By:__________________________
Name:
Title:

Exhibit 10.5

Schedule 1
Guarantor and Grantor Notice Information

If to the Company, to:

Sequans Communications S.A.
15-55 boulevard Charles de Gaulle
Les Portes de la Défense
92700 Colombes
Republic of France
Email: deborah@sequans.com
Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:
Lowenstein Sandler LLP
1251 Avenue of the Americas, 18th Floor
New York, New York 10020
Attention: Steven E. Siesser, Esq
Brooke A. Gillar, Esq.
Email: ssiesser@lowenstein.com
bgillar@lowenstein.com

and

ARCHERS (AARPI)
28 rue Dumont d’Urville 75116
Paris, France
Attention: Véronique Gedeon
Mark Richardson
Email: mrichardson@archers.fr;
vgedeon@archers.fr

Exhibit 10.5
Schedule 2

Perfection Information

Exhibit 10.5
EXHIBIT A

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Joinder Agreement”), dated as of [DATE] is made by [JOINING GUARANTOR/JOINING GRANTOR], a [STATE OF ORGANIZATION] [ENTITY TYPE] (the “Joining Guarantor” [and][or] “Joining Grantor”), and delivered to [_____], in its capacity as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”) under that certain Guaranty and Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “GSA”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the GSA), dated as of [___], 2025 made by and among [______] (the “Company”), and the Guarantors and Grantors party thereto, in favor of the Collateral Agent.

WHEREAS, the Joining Guarantor and Joining Grantor is a Subsidiary [of the Company] and required by the terms of the Purchase Agreement to become a Guarantor (as defined in the Purchase Agreement) and be joined as a party to the GSA as a Guarantor and a Grantor;

WHEREAS, this Joinder Agreement supplements the GSA and is delivered by the Joining Guarantor pursuant to Section 2.05 and is delivered by the Joining Grantor pursuant to Section 4.03 of the GSA; and

WHEREAS, the Joining Guarantor and Joining Grantor will materially benefit directly and indirectly from the financial accommodations made available and to be made available to the Company by the Holders under the Purchase Agreement;

NOW, THEREFORE, the Joining Guarantor and Joining Grantor hereby agrees as follows with the Collateral Agent, for the ratable benefit of the Secured Parties:

1.Joinder to Guaranty. The Joining Guarantor hereby irrevocably, absolutely and unconditionally becomes a party to the GSA as a Guarantor and agrees to be bound by all the terms, conditions, covenants, obligations, liabilities and undertakings of each Guarantor or to which each Guarantor is subject thereunder, all with the same force and effect as if the Joining Guarantor were a signatory to the GSA. Without limiting the generality of the foregoing, the Joining Guarantor hereby, jointly and severally with the other Guarantors, absolutely, unconditionally, and irrevocably guarantees, as primary obligor and not merely as surety, the Debenture Obligations.

2.Joinder to Security Grant. The Joining Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the GSA as a Grantor and agrees to be bound by all the terms, conditions, covenants, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, all with the same force and effect as if the Joining Grantor were a signatory to the GSA. Without limiting the generality of the foregoing, as collateral security for the payment and performance in full of all the Secured Obligations, the Joining Grantor hereby pledges to the Collateral Agent for the ratable benefit of the Secured Parties, and grants to the Collateral Agent for the ratable benefit of the Secured Parties a Lien on and security interest in and to, all of its right, title and interest in, to and under the Collateral owned by it, wherever located, and whether now existing or hereafter arising or acquired from time to time and expressly assumes all obligations and liabilities of a Grantor thereunder.

Exhibit 10.5
3.Affirmations. The Joining Guarantor and Joining Grantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Guarantors and Grantors contained in the GSA. The Joining Guarantor and Joining Grantor also represents and warrants to the Collateral Agent and the Secured Parties that (i) it has the [corporate] power and authority, and the legal right, to make, deliver and perform this Joinder Agreement and has taken all necessary [corporate] action to authorize the execution, delivery and performance of this Joinder Agreement; (ii) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Entity or any other Person that has not been obtained, made or completed is required in connection with the execution, delivery and performance, validity or enforceability of this Joinder Agreement; (iii) this Joinder Agreement has been duly executed and delivered on behalf of the Joining Guarantor and the Joining Grantor; and (iv) this Joinder Agreement constitutes a legal, valid and binding obligation of the Joining Guarantor and the Joining Grantor, enforceable against such Joining Guarantor and against such Joining Grantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.Supplemental Schedules. Attached to this Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing the respective Schedules to the GSA. The Joining Guarantor and the Joining Grantor each represents and warrants that the information contained on each of the Supplemental Schedules with respect to such Joining Guarantor or such Joining Grantor and its properties is true, complete and accurate as of the date hereof. Such Supplemental Schedules shall be deemed to be part of the GSA.

5.Severability. The provisions of this Joinder Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

6.Counterparts. This Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

7.Delivery. The Joining Guarantor and Joining Grantor hereby irrevocably waives notice of acceptance of this Joinder Agreement and acknowledges that the Debenture Obligations and the Secured Obligations are incurred, and credit extensions under the Purchase Agreement and the other Transaction Documents made and maintained, in reliance on this Joinder Agreement and the Joining Guarantor’s and Joining Grantor’s joinder as a party to the GSA as herein provided.

8.Governing Law; Venue; Waiver of Jury Trial. This Joinder Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Laws of the State of

Exhibit 10.5
New York), including all matters of construction, validity and performance. The provisions of Section 10.09 of the GSA are hereby incorporated by reference as if fully set forth herein.

[Remainder of Page Intentionally Left Blank; Signature page follows.]

Exhibit 10.5
IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

[NAME OF JOINING GUARANTOR / JOINING GRANTOR]
By:_____________________________ Name: Title:
Address for Notices:

AGREED TO AND ACCEPTED:

[____], as Collateral Agent

By:__________________________
Name:
Title:

Address for Notices:
[____]

Exhibit 10.5
[Schedules to be attached]